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                                                                    Exhibit 10.3

                    MUTUAL ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT is made this 29th day of October 2004, between Boise Cascade Corporation, a Delaware corporation ("Old Boise") and Forest Products Holdings, L.L.C., a Delaware limited liability company ("Newco").

                                 R E C I T A L S

     WHEREAS, Old Boise and Newco and certain of their respective subsidiaries are parties to an Asset Purchase Agreement dated July 26, 2004, as amended through the date hereof (the "AP Agreement") under which Newco has acquired the timberlands, paper, and building materials manufacturing and distribution businesses of Old Boise, and Old Boise's headquarters facility in Boise, Idaho, including a portion but not all of Old Boise's headquarters staff operations;

     WHEREAS, Old Boise owns approximately 19.9% of the issued and outstanding common equity interest in Newco;

     WHEREAS, Old Boise continues to own, through its OfficeMax, Inc. and Boise Cascade Office Products Corporation subsidiaries and their respective subsidiaries and affiliates, significant retail and contract office distribution businesses headquartered in Cleveland, Ohio, and Itasca, Illinois, respectively, together with certain residual assets and liabilities excluded from the transaction provided for in the AP Agreement (collectively, the "Ongoing Business");

     WHEREAS, Old Boise will be in need of, for a transition period, certain staff services in connection with the Ongoing Business which, prior to the date hereof, have been provided by the corporate staff operations transferred under the AP Agreement;

     WHEREAS, Newco will be in need of, for a transition period, certain staff services which, prior to the date hereof, have been provided to the business units acquired by Newco by portions of Boise's corporate staff operations which are not being transferred to Newco under the AP Agreement; and

     WHEREAS, each of Old Boise and Newco is willing to supply the staff services needed by the other specified herein for the term and the compensation provided for herein.

     NOW, THEREFORE, the parties do hereby agree as follows:

     1. SERVICES. Each party shall use commercially reasonable efforts to provide the administrative services identified in Exhibit A to this Agreement (collectively, "Services" and each a "Service") to the other on the terms and subject to the conditions

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hereof. The scope of each such Service shall be as reasonably requested by the receiving party, but not greater than the scope and level of such Service provided by the relevant staff organization prior to the date hereof.

     2. TERM. The terms and conditions applicable to the provision of Services hereunder shall continue for so long as any of the Services are being provided to a party. Exhibit A specifies (i) the provider and the recipient of each Service; and (ii) an initial time period for each Service to be provided (the "Initial Term"). Each party shall continue to provide each of the individual Services after the expiration of the Initial Term in respect of any Service provided that, either party may elect to reduce or eliminate such Service at any time upon 30 days prior written notice to the other party and any such election shall be irrevocable. For any Service for which notice of termination or reduction is given, in lieu of termination or reduction, the parties may elect to change the fee structure and continue the specific Service arrangement.

     3. FEES AND REIMBURSABLE COSTS. For the months of November and December 2004, the estimated fees to be paid for each Service shall be as set forth on Exhibit A. These fees have been developed by the parties using the methodology reflected in Exhibit B (the "Fee Estimate Methodology"). The actual fees payable for Services shall be based on the actual time spent providing the Services as such time is priced in accordance with the Fee Estimate Methodology. On or before December 25, 2004 and on or before the 25th day of each month thereafter to the extent that a Service shall continued to be rendered in the following month, the parties shall mutually evaluate the prior month's fees in light of the actual cost incurred and, using this historical experience as well as the Fee Estimate Methodology, shall set the fees for each Service for the following month In addition to such fees, the recipient of a Service shall also pay all out-of-pocket costs to the provide of such Service, including travel expenses. The parties acknowledge that Old Boise's former staff functions have traditionally utilized certain levels of outside consulting services, including outside counsel, in the provision of the Services and it is agreed and understood that a party providing a Service may, at its discretion, continue to utilize similar levels of such outside consulting services. The cost of such outside consulting services shall be reimbursed as an out-of-pocket expense in addition to the fees otherwise payable under this paragraph 3. If any consent is required from, or if any payments are required to be made to, any licensor or third party in order for Newco or Boise to provide any of the Services required hereunder, the party requiring such service shall obtain the required consent or make the required payment.

     4. SERVICES FOR LITIGATION. For a period of five years following Closing under the AP Agreement, each party shall make available to one another the services of any of their respective employees who have knowledge of facts involved in any proceeding or litigation involving the other or one of its subsidiaries or affiliates to assist the requesting party and its counsel in defending or prosecuting such litigation. A party requesting such services by an employee of the other shall reimburse the employing party for its reasonable expenses, including travel, but excluding compensation charges. The provision of employees as witnesses shall be in addition to the legal Service provided pursuant to Exhibit A.

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     5.   PAYMENT. On or before the 15th day of each month, each party shall submit to the other a statement describing in reasonable detail the Services provided by the invoicing party during the previous month together with the Fee and cost reimbursement therefore. Payment of the amount invoiced shall be made in full within 15 days of the receipt of invoice. Late payments shall bear interest at the rate set forth in Section 15.1 hereof.

     6. SAFETY AND SECURITY REQUIREMENTS. Whenever the provision of goods or services under the Agreement requires a party to be on the property of the other party, each party shall observe all reasonable security and safety procedures or requirements imposed by the other party on third parties providing like goods or services.

     7. STANDARDS OF PERFORMANCE. All Services supplied by a party shall be performed in accordance with the same standard of care that the provider observes in providing similar services to its own operations provided, however, a party will not be liable for any damages arising out of any Service provided hereunder unless such damages result in whole or in substantial part from the providing party's gross negligence or willful misconduct.

     8. DISCLAIMER OF IMPLIED WARRANTIES. EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES IN RESPECT OF GOODS OR SERVICES SUPPLIED BY IT UNDER THIS AGREEMENT WHICH ARE IMPLIED BY LAW OR BY THE TERMS OF THE AGREEMENT INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE AND ANY OBLIGATIONS, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, EXCEPT FOR THE EXPLICIT WARRANTIES SET FORTH HEREIN. THE FOREGOING DISCLAIMER SHALL NOT BE CONSTRUED TO NEGATE OR LIMIT IN RESPECT OF ANY GOODS SUPPLIED UNDER THIS AGREEMENT ANY WARRANTY OF TITLE OR RIGHT TO SELL IMPLIED BY LAW OR CUSTOM OF TRADE AND EACH PARTY HEREBY EXPRESSLY WARRANTS, IN RESPECT OF ALL GOODS TO BE SOLD HEREUNDER, THAT IT WILL HAVE AND WILL CONVEY TO THE PURCHASER THEREOF GOOD AND MERCHANTABLE TITLE TO SUCH GOODS AND THAT IT WILL WARRANT AND DEFEND SUCH TITLE AGAINST THE CLAIMS OF ALL PERSONS WHATSOEVER.

     9. LIMITATION OF LIABILITY. Neither party shall be liable for any lost profits or revenue, incidental, indirect, special, collateral, consequential, exemplary, or punitive damages arising from a failure by such party to provide or utilized goods or services in accordance with the standards of this Agreement whether arising in contract, tort, or otherwise. In respect of Services, the remedy for failure to meet the standards of service required hereby shall be that the provider shall be required to re-perform the Service without charge. In respect of goods, without limiting the provisions of the first sentence of this
Section 9, the remedy for failure of the goods to conform to the quality specifications set forth in the Agreement shall be as provided in the Uniform Commercial Code as in force from time to time in the state of Delaware and as specifically set forth in the

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Agreement. The foregoing limitation of remedy shall not impair the rights of the parties under Section 16 of this Agreement.

     10. INSURANCE. The provisions of this Section 10 shall apply for only so long as Old Boise occupies office space in Newco's headquarters complex (pursuant to Section 11 hereof) and shall be superceded in their entirety by any lease of space subsequently entered into by the parties for the purpose of formalizing the provision of such office space for a period beyond the Initial Term for such Service. The coverage afforded by the liability policies provided for below shall be limited to claims arising from Old Boise's use and occupation of Newco's headquarters facilities.

          10.1 OLD BOISE COVERAGES. Old Boise shall carry the following policies of insurance for so long as is required by Section 10:

                10.1.1 WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY. Workers Compensation insurance as required by the law of Idaho and employers' liability insurance in amounts not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 policy limit for bodily injury by disease, and $1,000,000 for each employee for bodily injury by disease.

                10.1.2 GENERAL LIABILITY. A commercial general liability (occurrence) policy, which policy shall include coverage for premises and operations, products and completed operations, contractual liability, broad form property damage, including completed operations, explosion, collapse and underground hazards, and personal injury liability. The policy shall have a combined single limit for bodily injury and property damage of $5,000,000 each occurrence; $5,000,000 for personal injury liability; $5,000,000 aggregate for products/completed operations; and $5,000,000 general aggregate.

                10.1.3 AUTOMOBILE LIABILITY. An automobile liability policy with a combined single limit for bodily injury and property damage of not less than $5,000,000 for each accident. The policy shall cover all owned, hired, and nonowned automobiles used by Old Boise in the performance of the Agreement and shall include coverage for automobile contractual liability.

                10.1.4 PROPERTY INSURANCE. Old Boise shall maintain a policy or policies of property damage insurance which shall provide all risk coverage (including boiler and machinery coverage) of all assets of Old Boise which are used in or may be exposed to risk by reason of the performance of this Agreement. Such insurance shall provide coverage to the full replacement cost of the property covered and shall include business interruption coverage for losses resulting from covered losses to property covered thereby.

          10.2 NEWCO COVERAGES. Newco shall carry the following policies of insurance for so long as is required by Section 10:

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                10.2.1 PROPERTY INSURANCE. Newco shall maintain a policy or policies of property damage insurance which shall provide all risk coverage of all assets of Newco which are used in or may be exposed to risk by reason of the performance of this Agreement. Such insurance shall provide coverage to the full replacement cost of the property covered and shall include business interruption coverage for losses resulting from covered losses to property covered thereby.

          10.3 CERTIFICATES OF INSURANCE. Each party to this Agreement shall provide the other annually with certificates issued by the respective carriers of each of the policies they are required to carry hereunder. Such certificates shall evidence the coverage required above and shall:

                10.3.1 ADDITIONAL INSURED. Name the other party, its subsidiaries, affiliates, and the directors, officers, and employees thereof as additional named insureds with respect to the policies required by Sections
10.1.2 and 10.1.3 above insofar as the insured liability arises out of or is connected with the provision of goods or services under this Agreement by the party providing such insurance;

                10.3.2 CANCELLATION NOTICE. Provide on their face that the policies they represent will not be terminated, adversely amended, or allowed to expire without 30 days' prior written notice to the party to whom each such certificate is addressed; and

                10.3.3 SEVERABILITY OF INTERESTS. Provide on its face, in respect of the coverages required by Sections 10.1.2 and 10.1.3 above, that the policies it represents contain a severability of interests clause, generally providing "the insurance afforded applies separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurer's liability."

          10.4 DEDUCTIBLES; ADJUSTMENT OF LIABILITY LIMITS. Each party to this Agreement may purchase insurance required of it hereunder with such reasonable deductibles as it may elect; provided that, if the other party suffers a loss within the scope of the coverage to be afforded such party under such policy, the party procuring such insurance shall be responsible for the other party's loss to the extent of such deductible. The limits of liability provided for above shall be adjusted annually on the anniversary of this Agreement (rounded to the nearest million dollars) in accordance with changes in the U.S. Consumer Price Index.

          10.5 WAIVER OF SUBROGATION. Each party hereby waives all rights that each might now or hereafter have against the other, its subsidiaries, or affiliates or against the officers, directors, or employees of any of the foregoing to the extent that the loss so waived is compensated by the property damage insurance required hereby or in fact carried by the party suffering such loss (without regard to any deductible or risk retention feature of such insurance).

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     11.  OFFICE SPACE. For a period of [eight] months beginning on the date of this Agreement, Newco shall provide office space in its headquarters facilities for the members of Old Boise's staff members who are, as of Closing under the AP Agreement, employed by the Excluded Staff Functions as defined in the AP Agreement. The space to be made available shall be the space occupied by such Excluded Staff Functions as of the date of this Agreement. Rent shall be paid monthly in arrears for such space at the rate of $1.67 per square foot per month. Such rental shall cover lighting, HVAC, janitorial services, access to common areas of the building, parking (subject to charges to the employee at Old Boise's customary rate), mail service, and other services normally included in a full service office space lease. It shall also cover use of the furnishings and fixtures currently in use by the Excluded Staff Functions. In addition the employees using such space shall have continued access to Newco's telephone, printer and copier systems, e-mail, internet access, and Microsoft Office suite computer services at charge levels equal to the fully allocated cost. Use of such systems shall be subject to such policies and procedures as may be applicable to employees of Newco with similar systems access. Old Boise will provide office space and services for Newco employees at Old Boise's Itasca, Illinois headquarters facility on a going-forward basis following the Closing. The rent for such space shall be calculated on the basis set forth above (i.e., fully allocated cost taking into account location and quality of space), and the rental period and other terms of such arrangement shall be agreed by the parties prior to Closing.

     12. ARBITRATION. Any dispute arising under or in respect of this Agreement shall be resolved by binding arbitration utilizing a single arbitrator selected by the parties, or failing agreement on such arbitrator, appointed on the application of either party, by the chief judge of the US District Court for the District of Idaho. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The cost of the arbitrator shall be borne equally by the parties. The outcome of the arbitration shall be final and binding by the parties and fully enforceable in any court with jurisdiction over the parties.

     13. FORCE MAJEURE. The term "Force Majeure" shall mean any flood, storm, earthquake, or other act of God, fire, explosion, labor dispute, civil disturbance, military action, shortage of labor or stores, issuance of directive by any legal authority asserting jurisdiction over either of the parties which directive purports to prohibit the performance of any material part of the duties of that party, or other event beyond the control of the party claiming Force Majeure, which event or directive prevents performance by a party or makes performance commercially impracticable.

          Each party shall promptly notify the other if there is Force Majeure. Such notice shall describe the Force Majeure, the corrective action to be taken, if any, and the estimated time of the Force Majeure interruption. If either party is prevented from performing any of its obligations hereunder, in whole or in part by reason of Force Majeure, it shall be excused from performance for so long as and to the extent that Force Majeure shall so prevent its performance.

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     14.  RIGHT OF OFFSET. All debts, liabilities and obligations of Old Boise and Newco to each other are mutual and subject to setoff. For purposes of this paragraph, "Old Boise" and "Newco" shall be deemed to include each party's respective subsidiaries and affiliates which directly or indirectly control or are controlled by that party.

     15.  EVENTS OF DEFAULT.

          15.1 PAYMENT DEFAULTS. If either party fails to pay any amount owed by it hereunder when due, such sum shall earn interest from the date on which it is due at a rate equal to ten percent per annum. Such interest shall be payable on demand. If either party fails to pay any amount owed hereunder (including interest accruing under the preceding sentence) within 30 days after its receipt of written demand therefor, the other party shall have the right, in addition to any other right provided under applicable law or this Agreement for such breach, to terminate this Agreement or to suspend its performance hereof until payment of such delinquent sum is made in full.

          15.2 NONPAYMENT DEFAULTS. If either party commits any breach of this Agreement, other than those described in Section 15.1 above, or if either party commits any of the breaches described in such section on a repeated basis so as to materially frustrate the reasonable business expectations of the other party in respect of this Agreement, the other party may, if such breach is not cured within 30 days after the complaining party gives notice of such breach to the party in breach, terminate this Agreement. Such remedy shall be in addition to any other remedy which may be available under applicable law or the terms hereof for such breach. Notwithstanding the foregoing, if the nature of the breach complained of is such that its cure may be reasonably expected to take more than 30 days to execute, no right to terminate shall accrue so long as the party in breach shall have commenced its efforts to effect a cure and shall be diligently pursuing such efforts. Neither party shall have any liability to the other party for the services provided hereunder except for the payment defaults described in
Section 15.1 above.

     16. CONFIDENTIALITY. The parties hereby covenant and agree to hold in trust and maintain confidential all Confidential Information relating to the other party or any of its Affiliates. For purposes of this Agreement, "Confidential Information" shall mean all information disclosed by either party to the other in connection with this Agreement, whether orally, visually, in writing, or in any other tangible form, including but not limited to technical, economic, and business data, financial, corporate, tax and other records, know-how, flow sheets, drawings, business plans, computer information databases, inventions, processes, and the like. The parties shall not make any use of the other party's Confidential Information except as reasonably required for the performance of this Agreement and shall not divulge Confidential Information to third parties without the prior written consent of the other party except:

          16.1 When such information has become a matter of public knowledge without wrongful action by the disclosing party;

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          16.2  When such information was in the possession of the party obligated to maintain confidentiality prior to its receipt thereof by the other party; and

          16.3 When such disclosure is required by law; provided that, if either party is involved in litigation or an administrative proceeding in which a third party is requesting disclosure of Confidential information, it shall promptly notify the disclosing party of such fact so as to permit the disclosing party to appear in such proceeding to protect its interest in nondisclosure of such Confidential Information.

     17. NOTICES. Any notice or demand required or permitted to be given under the terms of this Agreement shall be deemed to have been duly given or made if given by any of the following methods:

          17.1 Deposited in the United States mail, in a sealed envelope, postage prepaid, by registered or certified mail, return receipt requested, or hand delivered, respectively addressed as follows:

                         To Newco:          Forest Products Holdings, L.L.C.
                                            Attention: Chief Financial Officer
                                            1111 West Jefferson
                                            Boise, Idaho 83702
                                            Telecopy No. 208/384-4912

                         With copies to:    Forest Products Holdings, L.L.C.
                                            Attention: General Counsel
                                            1111 West Jefferson
                                            Boise, Idaho 83702
                                            Telecopy No. 208-384-4912

                                            Madison Dearborn Partners, LLC
                                            Attention: Samuel M. Mencoff and
                                              Thomas S. Soulelis
                                            Three First National Plaza
                                            Suite 3800
                                            Chicago, Illinois 60602
                                            Telecopy No. 312/895-1056

                                            Kirkland & Ellis LLP
                                            Attention: Richard J. Campbell
                                            200 E. Randolph Drive
                                            Chicago, Illinois 60601
                                            Telecopy No. 312/861-2200

                         To Old Boise:      OfficeMax, Incorporated
                                            Attention: Chief Executive Officer
                                            150 Pierce Road

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                                            Itasca, IL 60143
                                            Telecopy No.  630-438-2468

                         With a copy to:    OfficeMax Incorporated
                                            Attention: General Counsel
                                            150 Pierce Road
                                            Itasca, IL 60143
                                            Telecopy No. 630-438-2468

          17.2 Sent to the above address via an established national overnight delivery service (such as Federal Express), charges prepaid; or

          17.3 Sent via any electronic communications method, provided the sender obtains written confirmation of receipt of the communication by the electronic communication equipment at the office of the addressee listed above; provided also that, if this method is used, the party shall immediately follow such notice with a second notice in one of the methods set forth in subsections
17.1 or 17.2 above.

                Notices shall be effective on the day sent if sent in accordance with Section 17.3, on the first business day after the day sent, if sent in accordance with Section 17.2 and on the seventh business day after the day sent, if sent in accordance with Section 17.1.

                Either party may change its address specified above for delivery of notices by written notice given to the other party in accordance with the requirements of this Section 17.

     18. ASSIGNMENT. This Agreement shall be binding upon the parties and their successors and assigns, but no party shall make any sale, assignment, or other transfer of all or any portion of its rights or obligations hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld. Nothing in the foregoing shall preclude either party from granting a bona fide mortgage, pledge, or security interest in the Agreement in connection with a mortgage or pledge of the granting party's facility, assets or rights to which the Agreement relates.

     19. SEVERABILITY AND RENEGOTIATION. If any part of this Agreement is found to be illegal, void, or unenforceable, such illegality, invalidity, or unenforceability shall not extend beyond the part affected, and unaffected parts of this Agreement will continue in full force and will be binding on the parties hereto. Should any term or provision of this Agreement be found invalid by any court or regulatory body having jurisdiction thereover, the parties shall immediately use their best efforts to renegotiate such term or provision of the Agreement to eliminate such invalidity.

     20. INDEPENDENT CONTRACTOR. In performing services under this Agreement, each party shall act solely as an independent contractor; neither party nor any of its employees or agents shall be treated as or deemed to be employees of the other.

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Nothing in this Agreement shall be construed to create a partnership, agency, joint venture, or employer-employee relationship between the parties. Neither party shall hold itself out or otherwise represent itself to any person or entity as anything other than an independent contractor of the other party.

     21. NONWAIVER. Any waiver, at any time, by any part of its rights, remedies, duties, and/or obligations with respect to any matters arising in connection with this Agreement, shall not be deemed a waiver of any other right, remedy, duty, and/or obligation with respect to such matter or with respect to any subsequent matter.

     22. CHOICE OF LAW AND JURISDICTION. This Agreement shall be governed, interpreted, and enforced under the laws of the state of Idaho, without regard to its choice of law rules. The courts of the state of Idaho and federal courts sitting therein shall have exclusive jurisdiction to hear and settle litigation in respect of this Agreement. In any suit between the parties or their Affiliates, each party hereby consents to receive service of process in any jurisdiction in which it is doing business, including without limitation, the state of its incorporation, provided that such service of process is issued by a federal or state court of general jurisdiction sitting in Idaho. This Section 22 shall not apply in respect of any cross claim brought in any litigation initiated by a person other than a party or one of its Affiliates in a jurisdiction other than Idaho.

     23. CAPTIONS. All indices, titles, subject headings, and similar items in this Agreement are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive, or to affect the meaning of the content or scope of this Agreement.

     24. INTERPRETATION. As used in this Agreement, the masculine gender shall include the feminine or neuter gender, and the plural shall include the singular wherever appropriate.

     25. AMENDMENT. This Agreement may be amended only by a written instrument signed by a duly authorized representative of each party. No failure of any party to insist upon strict performance of obligations owed it hereunder by the other party shall waive or release such party's right to insist on strict performance of such obligation in the future.

     26. COUNTERPARTS. This Agreement may be executed in two or more duplicate counterparts and upon such execution shall be considered a single document as though each party had executed the same counterpart.

     27. AUDITS. Each party shall have the right to audit the other party's books and accounts to verify volumes, costs, pricing and price adjustments pursuant to this Agreement once per year. Such audits shall be conducted at the expense of the party requesting the audit.

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     28.  THIRD PARTY CLAIMS. If the party providing a Service becomes subject to a third party claim relating to or in connection with such Service, then the recipient shall indemnify the provider and hold it harmless against all liabilities and costs associated with such claim.

     29. MCI SERVICES. Old Boise will retain the telecommunications contract with MCI, and will provide to Newco the benefit of, and the full right to use telecommunication services under the MCI contract (on the same terms available to Old Boise) for the remainder of the term of the MCI contract. Newco will not be required to pay any transfer or consent fees.

     30. ENTIRE AGREEMENT. The terms and provisions herein contained constitute the entire agreement between the parties and supersede all agreements, either verbal or written, between the parties hereto with respect to the subject matter hereof.

          IN WITNESS HEREOF, the parties have executed this Agreement as of the day and year first above written.


FOREST PRODUCTS HOLDINGS L.L.C.                BOISE CASCADE CORPORATION


By /s/ Zaid F. Alsikafi                        By /s/ John W. Holleran
  --------------------------------               -------------------------------
Title Vice President                           Title Senior Vice President
     -----------------------------                   and General Counsel
                                                    ----------------------------

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                                    EXHIBIT A

BOISE INTERNAL

                                    TRANSITION
                                      SERVICE      EMPLOYER OF STAFF        RECIPIENT OF       INITIAL TERM       ESTIMATED
           SERVICE                   PROVIDED?         FUNCTION          TRANSITION SERVICE      END DATE        COMPENSATION
--------------------------------------------------------------------------------------------------------------------------------
FINANCE GROUP
  Financial Reporting                   Yes              Newco                Old Boise           4-1-05            $50,000
    (including Internal Reporting
    and Consolidation
  Treasury/Investment                   Yes              Newco                Old Boise           4-1-05            $10,000
    Management Oversight
  Shared Accounting Services            Yes              Newco                Old Boise           2-1-05
    SAS - Architectural Products                                                                                     $3,000
    SAS - Accts. Pay and Corp.
      Accounting                                                                                                     $7,500
  Cash Management                       Yes              Newco                Old Boise           3-1-05            $20,000
  Risk Management                       Yes              Newco                Old Boise          12-31-04            $4,500
  Retirement Funds                      Yes              Newco                Old Boise          12-31-04            $3,000
  Tax (federal and state income         Yes              Newco                Old Boise           6-30-05           $112,500
    and franchise)
  Tax (sales and property)              Yes              Newco                Old Boise           6-30-05        Included in
                                                                                                                 federal and
                                                                                                                 state income
                                                                                                                and franchise
  Planning/Budgets and Forecasts        Yes              Newco                Old Boise           2-1-05            $3,000

  Real Estate                           Yes              Newco                Old Boise           6-30-05            $750
  Minerals                              No               Newco                                                        N/A
  Internal Audit                        Yes              Newco                Old Boise           3-1-05           $45,000
  Security and Loss Prevention          Yes              Newco                Old Boise           2-1-05           $22,000
  Timberland Resources                  No               Newco                                                        N/A
  Information Services                  Yes              Newco                Old Boise          12-31-05       $21,500 monthly
                                                                                                               and projects on a

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
                                    TRANSITION
                                      SERVICE      EMPLOYER OF STAFF        RECIPIENT OF       INITIAL TERM        ESTIMATED
           SERVICE                   PROVIDED?         FUNCTION          TRANSITION SERVICE      END DATE         COMPENSATION
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 case-by-case
                                                                                                                     basis
  Corporate Procurement                 No               Newco                                                        N/A
  NW Fiber Procurement                  No               Newco                                                        N/A
LEGAL; ADMIN; PUBLIC POLICY;
  RECORDS; AND SHAREHOLDER
  SERVICES
  Legal - Business support              Yes              Newco                Old Boise           4-1-05        $90,000 for all
    (including environment)                                                                                     Legal Services
  Legal - Securities and Finance        Yes              Newco                Old Boise           4-1-05          See above
  Legal - Litigation                    Yes            Old Boise                Newco            12-31-05         See above
  Legal - Human Resources/Labor         Yes              Newco                Old Boise           4-1-05          See above
  Legal - Employee Benefits             Yes              Newco                Old Boise           7-1-05          See above
  Legal - Admin & Records               Yes              Newco                Old Boise           4-1-05          See above
  Corp. Secretary and Board             Yes              Newco                Old Boise           4-1-05          See above
    Admin
  Public Policy and Environment         Yes        Newco & Old Boise      Old Boise & Newco       4-1-05       $10,000 paid by
                                                                                                                 Newco and
                                                                                                               $24,000 paid by
                                                                                                                  Old Boise
  Shareholder Services                  No             Old Boise                                                     N/A
HUMAN RESOURCES
  HR Leadership and data base           Yes              Newco                Old Boise           7-1-05       $90,000 for all
                                                                                                                 HR Services
                                                                                                                (plus $190,000
                                                                                                                 for November
                                                                                                                 and December
                                                                                                                  2004 only)
  HR strategic Planning                 No               Newco                                                       N/A
  Labor and Employment Practices        No               Newco                                                       N/A
  Workers Comp                          Yes              Newco                Old Boise                           See above

                                    TRANSITION
                                      SERVICE      EMPLOYER OF STAFF        RECIPIENT OF      INITIAL TERM        ESTIMATED
           SERVICE                   PROVIDED?         FUNCTION          TRANSITION SERVICE     END DATE         COMPENSATION
--------------------------------------------------------------------------------------------------------------------------------
  Safety                                No               Newco                                                       N/A
  Business and Corp Staff HR            No               Newco                                                       N/A
    Leadership
  Comp and Benefits                     Yes              Newco                Old Boise           4-1-05          See above
  Benefits                              Yes              Newco                Old Boise           4-1-05          See above
  Compensation                          Yes              Newco                Old Boise           2-1-05          See above
  HR Vendor Management                  Yes              Newco                Old Boise           2-1-05          See above
  Benefits Service Center               Yes              Newco                Old Boise          6-30-05          See above
  Payroll                               Yes              Newco                Old Boise           4-1-05          See above
  Headquarters Facility                 No               Newco                                                       N/A
    Operations
TRANSPORTATION AND AVIATION
  Transportation Services               No               Newco                                                       N/A
  Trucking Operations                   No               Newco                                                       N/A
  MD&W                                  No               Newco                                                       N/A
  Aviation                              Yes              Newco                Old Boise           6-30-05          Separate
                                                                                                                  Agreement
COMMUNICATIONS AND INVESTOR
  RELATIONS
  Investor Relations                    No             Old Boise                                                     N/A
  Communications                        No               Newco                                                       N/A
ARCHITECTURAL PRODUCTS
  DIVISION
  OPERATIONS                            Yes              Newco                Old Boise           4-30-05          $34,000
  ENGINEERING                           Yes              Newco                Old Boise           4-30-05          $63,000
PAPER SOLUTIONS
                                        Yes            Old Boise                Newco              2-1-05              ?
BUILDING SOLUTIONS
                                        Yes            Old Boise                Newco              2-1-05              ?
MISCELLANEOUS (EXECUTIVE                Yes              Newco                Old Boise           6-30-05          $22,000
  ASSISTANTS)

                                    EXHIBIT B

TRANSITION SERVICE CHARGE METHODOLOGIES

FINANCIAL REPORTING (INCLUDING INTERNAL REPORTING & CONSOLIDATION)
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE: March 2005 or May 2005; work in the HR Benefits area will continue through April, and possibly as late as the end of 3rd quarter
MONTHLY BUDGET AMOUNT (full budget less T&E and most printing costs):
Approximately $100,000
METHODOLOGY: A flat hourly department rate of $75 per hour will be charged, plus T&E and incremental costs. The HR Benefits area will charge at the same rate for work that will continue longer, until as late as the end of 3rd quarter 2005. The rate approximates the fully loaded salary and benefit costs of the more senior people in Financial Reporting who will be directing and involved in much of this work. This rate is comparable or less than an external professional consulting services rate. Hours will be tracked in half-day increments. Depending on how soon OMX is able to fill a key position, an estimated 25% to 50% of Financial Reporting's resources will be dedicated to OMX work. In addition, some temporary staff time may need to be procured and charged to OMX depending on how soon OMX is able to fill this key position and start the transition process.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $50,000 (50% of staff/budget at $100k per month)

TREASURY/INVESTMENT MANAGEMENT OVERSIGHT
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  January
MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: Will charge an hourly rate for project work that includes fully loaded salary and benefit costs of Treasurer and Manager of Finance and Investments. The rate will be $100 per hour, plus any T&E and incremental costs incurred for OMX.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $10,000 (100 hours at $100 per hour)

CASH MANAGEMENT
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  February
MONTHLY BUDGET AMOUNT (full budget less T&E and professional fees and outside services): $40,000
METHODOLOGY: Will charge 50% of department's budgeted costs excluding T&E and professional fees and outside services (LLC side of business) until a functional department is established and operating in Chicago. This includes oversight by the Treasurer. The charge per month will be approximately $20,000, plus any T&E and incremental costs incurred for OMX.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $20,000

RISK MANAGEMENT
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  Yearend 2004
MONTHLY BUDGET AMOUNT (FULLY LOADED STAFF TIME):  $18,000
METHODOLOGY: Will charge 25% of fully loaded staff time for manager and one employee through yearend or until services are no longer needed. This includes oversight by the Treasurer. The charge per month will be approximately $4,500, plus any T&E and incremental costs incurred for OMX.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $4,500

RETIREMENT FUNDS
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  Yearend 2004
MONTHLY BUDGET AMOUNT (FULLY LOADED STAFF TIME):  Approximately $9,000
METHODOLOGY: Will charge 1/3 of manager's fully loaded salary and benefits through yearend, or until services are no longer needed. This includes oversight by the Treasurer. The charge per month will be approximately $3,000, plus any T&E and incremental costs incurred for OMX.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $3,000

TAX DEPARTMENT
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE: June 30, 2005 (JUNE 30, 2006 FOR A SMALL AMOUNT OF RESIDUAL
WORK)
MONTHLY 2005 BUDGET AMOUNT (FULL BUDGET LESS T&E): $150,000
METHODOLOGY: There are 5 service areas, as follows, with projected ending dates:
   1. Compliance (quarterly estimates and extensions)             April 15, 2005
   2. State audits                                                April 30, 2005
   3. Federal audits                                              June 30, 2005
   4. Tax provision work                                          March 2005
   5. Systems work (incl. migration of systems and data to OMX)   Yearend 2004
   - THROUGH MARCH 15, 2005 the charge will be 75% of total department costs, plus OMX-related T&E and incremental expenses.
   - BEGINNING MARCH 16, 2005 the charges will be based on an hourly rate of $75 for work performed for OMX, plus OMX-related T&E and incremental expenses. Hours will be tracked in half-day increments. The expected department dedication to OMX will be approximately 50% starting March 16, then fall steadily to perhaps 20% in June.
   - A small amount of work will likely continue longer, through June 30, 2006, for ongoing litigation, property tax work on properties retained by OMX, and unclaimed property filings, but this should amount to 5% or less of total staff time. This work also will be charged using an hourly rate, either the $75 rate or a more appropriate rate based on loaded salary and benefit costs for sales and property tax staff.
   - The above estimates for March 15, 2005 to June 30, 2006 could be low if hiring a Tax staff at OMX takes longer than expected.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $112,500 (75% of total department cost)

PLANNING AND BUDGETS & FORECASTS
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  January 2005
MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: Support work may need to be done for OMX CFO and Executive Chairman through the end of 2004 and into early 2005. This could amount to 40-50 or more hours per month; project hours will be tracked. Based on the 2005 department budget, excluding executive assistant loaded salary and benefit cost, the rate is $60 per hour.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $3,000 (50 hours at $60/hour)

REAL ESTATE
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  June 30, 2005
MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: For ongoing project work related to several OMX-retained properties, a rate of $75 per hour, based on loaded salary and benefit cost for the Corporate Real Estate Manager, will be charged. T&E and any incremental costs also will be charged. Hours per month are an estimated 1-20. Project hours will be tracked.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $750 (10 hours at $75/hour)

INTERNAL AUDIT
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  January or February
MONTHLY BUDGET AMOUNT (2005 BUDGET LESS T&E AND PROFESSIONAL SERVICES, FOR BOTH BOISE AND CHICAGO STAFF): $280,000
METHODOLOGY: An hourly rate of $60 has been calculated based on full budget less T&E and professional services for 29.5 FTE's (both Boise and Chicago staffs prior to transaction). Boise staff will track time for OMX projects each month in half-day increments. OMX-related T&E and incremental costs also will be charged. In November and December approximately 30% of the Boise staff's time will be spent on OMX work. Through January and into February 20% or less of the workload will be for OMX, then OMX work will trend down quickly.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $45,000 (an estimated 750 hours)

SECURITY & LOSS PREVENTION
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  January
MONTHLY BUDGET AMOUNT (2005 FULL BUDGET LESS T&E):  $74,000 per month
METHODOLOGY: Using the 2005 department budget, less T&E, an hourly rate of $90 will be charged, plus OMX-related T&E and incremental costs. Boise staff will track time for OMX projects each month in half-day increments. There will be a moderate amount of work performed, perhaps 30% of total staff time, for OMX through year-end, and a lower percentage in January of 2005.

ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $22,000 (30% of monthly budget)

INFORMATION SERVICES
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  Yearend 2005
ANNUAL/MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: Various monthly services will be provided to OMX and OMX employees, and require charges or reimbursement:
   TECHNOLOGY
   - Computer service and support, network and internet access for 34 OMX employees remaining in Boise HQ
   -  Local, long distance and faxing services
   -  Copier/printer service and support
   -  Other charges, such as cell phones, that will be moved to OMX when practical
Estimated monthly cost:  $14,500

   APPLICATION/SYSTEM SERVICES AND ACCESS
   -  Sarbanes-Oxley server and software support
   - EDI & FTP transactions (staff time, infrastructure costs, transaction charges)
   -  Firewall/WAN access
   -  Applicant flow and EEO Lotus Notes
Estimated monthly cost:  $7,000

ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $21,500

   - IN ADDITION, PROJECT WORK remains for the transition of remaining HR data to OMX. Estimated cost for hardware, software, staff time, T&E, and incremental costs: $200,000
ESTIMATED MONTHLY PROJECT CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  NONE

LEGAL DEPARTMENT
PROVIDER OF TRANSITION SERVICE:  BOTH Newco and OMX
Expected End Date: The bulk of the transition services will be completed in 1st quarter of 2005; some litigation support will continue for a longer time. MONTHLY BUDGET AMOUNT (2005 fully loaded budget less T&E and outside legal services): $450,000 (41 FTE's averaging $11,000 each)
METHODOLOGY: Most of the services will be provided by LLC for OMX, but Litigation staff will be employed by OMX and provide services to LLC. At the beginning of each month the general counsel for LLC and OMX will jointly estimate the time each team is expected to spend for each business, netting the Litigation services provided by OMX. That amount will then be allocated and charged to OMX, plus any T&E and incremental costs incurred for OMX. For November the current estimate is 11 FTE's of work provided to OMX and three Litigation FTE's provided to LLC, for a net of 8 FTE's charged to OMX. Estimated Monthly Charge to OMX for November and December: $90,000 (Approximately 20% of total FTE's that cost $450,000 per month)

PUBLIC POLICY & ENVIRONMENT (PP&E) - NEWCO TO OMX
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  March 31, 2005
MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: The expected environmental work for OMX will be based on an hourly rate based on the loaded salary and benefit cost of one corporate environmental manager. That rate is $60.00 per hour. The expected hours per month will be one FTE, or 170 hours.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $10,000

PUBLIC POLICY & ENVIRONMENT (PP&E) - OMX TO NEWCO
PROVIDER OF TRANSITION SERVICE:  OMX to Newco
EXPECTED END DATE:  March 31, 2005
MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: The Vice President of PP&E will remain an OMX employee but will continue to manage PP&E until March 31, 2005. Accordingly, loaded salary and benefit costs for this VP will be charged to LLC at an amount of $24,000 per month.
ESTIMATED MONTHLY CHARGE TO NEWCO FOR NOVEMBER AND DECEMBER:  $24,000

HUMAN RESOURCES
   -  Benefits
   -  Compensation
   -  HR Services Center (includes Payroll)
   -  EEO
   -  Workers Compensation
   -  Organizational Development Project Management
   -  HR Leadership and Systems
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  June 30, 2005
MONTHLY 2005 BUDGET AMOUNT (FULL BUDGET LESS T&E):  $705,000
METHODOLOGY: Human Resources has developed a schedule by area that allocates FTE equivalents that will be dedicated to OMX during the transition period. Of 53 FTE's, the current view is that 7 will be dedicated to OMX, at an average per-month FTE cost of approximately $13,000 (excluding T&E). The FTE number includes the time of the Sr. VP that oversees the Human Resources function. The monthly allocation for each HR department will cease when that function has been fully transitioned to OMX. NOTE THAT BEGINNING IN JANUARY THE FTE'S DEDICATED TO OMX WILL INCREASE FROM 7 TO 16, FOR A TOTAL COST OF $206,000. AT THE SAME TIME THE MONTHLY PER-EMPLOYEE HR SERVICES FEES IN THE SECTION BELOW WILL CEASE. ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $90,000

HUMAN RESOURCES - MONTHLY PER-EMPLOYEE FEES
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  December 31, 2004
MONTHLY 2005 BUDGET AMOUNT (FULL BUDGET):  N/A
Methodology: For November and December, an existing charge of $24 for employees who worked on the Boise Office Solutions side of OMX will continue. For these two months this per-employee charge, for benefits, payroll, and HR administration, will be in lieu of the 9 FTE's in HR Services that will be charged at a rate of approximately $13,000 (excluding T&E) beginning in January.
   - For November and December, the per-employee charge will be about $190,000 per month (approximately 7,900 OMX and Elma employees at $24 each).
   - NOTE THAT FOR JANUARY THROUGH JUNE, THIS PER-EMPLOYEE CHARGE WILL CEASE AND BE REPLACED WITH AN FTE STAFF CHARGE OF ABOUT $115,000 (9 FTE'S AT APPROXIMATELY $13,000 EACH) AS DETAILED IN THE HUMAN RESOURCES SECTION ABOVE.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $190,000

ARCHITECTURAL PRODUCTS (HR, ACCOUNTING, IS, VP OF OPERATIONS)
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  April 2005
MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: BBSM management has developed a schedule that allocated staff time and costs for Human Resources, Accounting, various IS functions and systems, and management from the VP of Operations. A detailed schedule lists these costs, which amount to approximately $34,000 per month. Some T&E is included; incremental T&E and costs will be additional.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $34,000

ARCHITECTURAL PRODUCTS (ENGINEERING SERVICES)
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  April 2005
MONTHLY BUDGET AMOUNT:  N/A
METHODOLOGY: BBSM management has developed a schedule for three engineers and the engineering manager's staff time, plus estimated T&E. For November and December the amount will be approximately $63,000, which falls to $50,000 per month for 1st quarter of 2005 and $47,500 for 2nd quarter of 2005.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $63,000

SHARED ACCOUNTING SERVICES - ARCHITECTURAL PRODUCTS
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  April 2005
MONTHLY BUDGET AMOUNT:  N/A

METHODOLOGY: SAS will be providing cash, banking, accounts receivable, and accounts payable services for OMX's Architectural Products business. Cash will be collected by LLC through a lockbox and remitted to OMX on a monthly or more frequent basis. The hourly rates for staff time will be $30-$40. Hours will be tracked in half-day or finer increments.
   -  Accounts receivable should require fewer than 10 hours per month.
   -  Accounts payable should require fewer than 10 hours per month.
   - Asset system support for Architectural Products (and the Tax Department) will require an estimated 35, 80, and 70 hours for November through January, then fewer than 10 hours February through April.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $3,000

SHARED ACCOUNTING SERVICES - ACCOUNTS PAYABLE AND CORPORATE ACCOUNTING
PROVIDER OF TRANSITION SERVICE: Newco to OMX
EXPECTED END DATE: April 2005
MONTHLY BUDGET AMOUNT: N/A
METHODOLOGY: SAS will perform certain Accounts Payable functions and Corporate Accounting functions as these responsibilities are transitioned to OMX in Chicago. Work includes Form 1099 processing, ledger work, Treasury support, and various other work. (SAS has developed a detailed transitional services schedule.) Hourly rates vary from $30 to $50 per hour. Work will ramp up in December and January, then trend down in February through April. Hours will be tracked in half-day or finer increments.
   - NOTE: Business unit tax packages for OMX will require an additional 800-1000 hours of staff time in January and February (for the OMX business units owned for 10 months in 2004). Estimated cost in January and February for this project work is $30,000-$40,000.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $7,500

MISCELLANEOUS
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
EXPECTED END DATE:  June 30, 2005
MONTHLY BUDGET AMOUNT (FULLY LOADED STAFF TIME):  $22,000
METHODOLOGY: Four executive assistants will be LLC employees but support OMX executives. M. Wadsworth currently does Board Administration for OMX. Accordingly the fully loaded salary and benefits costs for these four will be charged to OMX while they support OMX. Estimated total cost is $265,000, or $22,000 per month.
ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER:  $22,000

RENT FOR OMX OFFICE SPACE
PROVIDER OF TRANSITION SERVICE:  Newco to OMX
METHODOLOGY: Approximately 30 people who will be OMX employees will use LLC office space at Boise HQ. Square footage per office ranges from 100-600 square feet. The monthly rent rate is $1.66 per square foot, and the total monthly rent will be approximately $10,000, depending on the final list and square footage. ESTIMATED MONTHLY CHARGE TO OMX FOR NOVEMBER AND DECEMBER: $10,000